UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Sale and Leaseback of Sacramento, California and Columbia, South Carolina Properties

On January 10, 2017, The McClatchy Company, a Delaware corporation (the “Company”), entered into arrangements for the sale and leaseback of property owned by McClatchy Newspapers, Inc., dba The Sacramento Bee in Sacramento, California (the “Sacramento Sale and Leaseback”) and The State Media Company (“The State”) in Columbia, South Carolina (the “Columbia Sale and Leaseback”). The Sacramento Bee and The State (the “Markets”) entered into separate purchase and sale agreements, dated as of January 10, 2017 (the “Purchase Agreements”), with Shopoff Advisors, L.P. and Twenty Lake Holdings (the “Buyers”), respectively, pursuant to which the Markets will, upon the satisfaction of the conditions specified therein, sell the real property owned by the Markets in Sacramento, California and Columbia, South Carolina (the “Properties”), including The Sacramento Bee and The State main buildings and surrounding land and smaller buildings, to the Buyers for a combined sale price of $67.8 million. Simultaneously with the closing of the sales under the Purchase Agreements, the Company will enter into separate leases with the Buyers to lease back the Properties (the “Leases”). Both of the Leases will provide for 15-year terms and an option to repurchase the Properties at the end of the lease term. The Sacramento Sale and Leaseback and Columbia Sale and Leaseback are expected to close in the second quarter of 2017, subject to customary closing conditions.

Amendment to Credit Facility

On January 10, 2017, the Company and Bank of America, N.A., as administrative agent (the “Administrative Agent”) on behalf of the lenders from time to time party to the Credit Facility referred to below (the “Lenders”), entered into Amendment No. 4 (the “Amendment”) to that certain Third Amended and Restated Credit Agreement, dated as of December 18, 2012, among the Company, Bank of America, N.A., as Administrative Agent, Issuing Bank and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and the Lenders (the “Credit Facility”). The Amendment amends the Company’s Credit Facility to permit, subject to the satisfaction of certain conditions, the net cash proceeds from the Sacramento and Columbia Sales and Leasebacks and sale and leaseback of specified properties located in Kansas City, Missouri to be used to repurchase the Company’s outstanding unsecured bonds. Except as described above, the Amendment did not materially change any of the terms and conditions of the Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Press Release, dated January 11, 2017, of The McClatchy Company
10.2	Amendment No. 4 to Third Amended and Restated Credit Agreement, dated as of January 10, 2017, by and between The McClatchy Company and Bank of America, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 11, 2017	The McClatchy Company

/s/ R. Elaine Lintecum
By: R. Elaine Lintecum Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Press Release, dated January 11, 2017, of The McClatchy Company
10.2	Amendment No. 4 to Third Amended and Restated Credit Agreement, dated as of January 10, 2017, by and between The McClatchy Company and Bank of America, N.A., as Administrative Agent